Exhibit 99.1

GrowGeneration Announces $35,000,000 Follow-On Public Offering

DENVER, June 10, 2020 /PRNewswire/ - GrowGeneration Corp. (NASDAQ: GRWG), (“GrowGen” or the “Company”), the largest chain of stand-alone specialty hydroponic and organic garden centers, today announced that it has publicly filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission relating to a proposed follow-on public offering raising $35,000,000. In connection with the offering, GrowGen expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering.

Oppenheimer & Co. is acting as the sole book-running manager for the proposed offering. Ladenburg Thalmann & Co. Inc. and Lake Street Capital Markets are acting as co-managers for the offering.

The proposed offering is being made only by means of a prospectus. Copies of the preliminary prospectus, when available, may be obtained from: Oppenheimer & Co. Inc., Attn: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About GrowGeneration Corp.:

GrowGen owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGen has 27 stores, which include 5 locations in Colorado, 5 locations in California, 2 locations in Nevada, 1 location in Washington, 4 locations in Michigan, 1 location in Rhode Island, 4 locations in Oklahoma, 1 location in Oregon, 3 locations in Maine and 1 location in Florida. GrowGen also operates an online superstore for cultivators, located at www.growgen.pro and www.growgeneration.com. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers. The Company’s mission is to own and operate GrowGeneration branded stores in all the major states in the US and Canada. Management estimates that roughly 1,000 hydroponic stores are in operation in the US. By 2025, the global hydroponics system market is estimated to reach approximately $16 billion.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “believe,” “continue,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Connect:

●	Website: www.GrowGeneration.com
●	E-commerce: https://growgen.pro/
●	Instagram: growgen
●	Facebook: GrowGenerationCorp
●	Twitter: @GrowGenOK

SOURCE GrowGeneration